First Ottawa Bancshares 8-K

Exhibit 99.1

First Ottawa Bancshares Announces Quarterly Earnings

Ottawa, Ill., July 25, 2011  -  First Ottawa Bancshares, Inc. (Pink Sheets: FOTB.PK) reported net income for the three months ended June 30, 2011, of $159,000, or $.25 per common basic and diluted share, compared to net income of $138,000, or $.21 per common basic and diluted share, for the three months ended June 30, 2010. During the six months ended June 30, 2011, net income was $290,000, or $.45 per common basic and diluted share, a 35.0% decrease compared to $446,000, or $.69 per common basic and diluted common share, during the first six months of 2010.

“We are pleased with the performance of the Company in the first six months of the year, especially as compared with the same period in 2010. We have been able to decrease nonperforming loans by $2 million, while maintaining adequate reserves and bearing increased expenses related to other real estate owned, and other nonperforming assets,” said Company President, Jock Brown.

Net interest income before the provision for loan losses increased to $2.3 million for the three months ended June 30, 2011, compared to $2.2 million in 2010.  Total interest income decreased $90,000 to $2.7 million for the three months ended June 30, 2011, compared to the same period in 2010.  The decrease in total interest income for the three months ended June 30, 2011 reflected a decrease in interest income from loans of $76,000 to $2.1 million, compared to the same period in 2010, and a decrease in tax exempt investment income of $74,000 to $109,000, compared to the same period in 2010. These decreases were partially offset by an increase in taxable investment income of $53,000 to $227,000, compared to the same period in 2010. Decreased interest income resulted from decreases in available interest rates on investments, volume of tax exempt investments and average loans outstanding during the second quarter of 2011.

The provision for loan losses was $100,000 in the second quarter of 2011 compared to $270,000 during the second quarter of 2010. This provision level, which continues to be high compared to historical periods, was a result of ongoing national and local economic issues, including uncertainties regarding the economic downturn and recovery that could have a negative impact on the ability of borrowers to repay loans during 2011. As of June 30, 2011, the allowance for loan losses totaled $3.4 million, or 2.38% of total loans, which remained consistent with $3.4 million, or 2.39% of total loans, as of December 31, 2010.  Nonaccrual loans decreased from $8.3 million at December 31, 2010 to $6.2 million at June 30, 2011. Nonperforming loans, including nonaccrual loans, decreased $1.6 million to $7.2 million over the same period. Management believes that these nonperforming loans are well collateralized, which may significantly reduce the Company’s exposure to losses on the credits.

The Company’s noninterest income totaled $522,000 for the three months ended June 30, 2011, compared to $605,000 for the same period in 2010, a decrease of $83,000 or 13.7%. The decrease in noninterest income was primarily due to a $50,000 decrease in security gains. The Company realized a net gain of $2,000 on the sale of investment securities in the second quarter of 2011 compared to a $52,000 net gain in the second quarter of 2010. Also contributing to the decrease in noninterest income was a $19,000 decrease in service fees on deposit accounts and a $15,000 decrease in other income compared to the same period in the prior year. Mortgage servicing income and trust and farm management fees remained steady for the three months ended June 30, 2011 and 2010.

The Company’s noninterest expense was $2.5 million for the three months ended June 30, 2011 and $2.4 million for the same period in 2010. Salaries and employee benefits, the largest component of noninterest expense, increased $30,000, or 2.6%, to $1.2 million.  Other real estate owned expense increased $250,000 to $371,000 in the second quarter of 2011 compared to 2010 due to increased expenses related to properties held and valuation losses on other real estate in 2011. Modest increases in professional fees of $3,000 and data processing fees of $13,000, were offset by decreases in insurance expense of $38,000, and occupancy and equipment expense of $4,000. Insurance expense decreased primarily due to expected decreases in FDIC insurance for the current year. Other expense decreased by $153,000 in 2011 compared to the same period in 2010 due to an impairment charge of $129,000 taken in the prior year that elevated other expense in 2010. In addition, income tax expense increased $48,000 from a $48,000 benefit in 2010 compared to no expense for the second quarter in 2011.

Total assets at June 30, 2011 decreased to $278.1 million from $285.8 million at December 31, 2010.  Total deposits at June 30, 2011 were $252.1 million, compared to $258.6 million at December 31, 2010. Total shareholders’ equity at June 30, 2011 and December 31, 2010 was $23.5 million and $23.0 million, respectively.

First Ottawa Bancshares, Inc. is a community-based bank holding company headquartered at 701 LaSalle Street, Ottawa, Illinois.  The Company serves the surrounding communities through its full-service commercial bank subsidiary, The First National Bank of Ottawa.  The Bank has four locations in Ottawa, a branch in Morris, two branches in Streator, a branch in Yorkville, and a loan production office in Minooka, Illinois. All information at and for the period ended June 30, 2011 has been derived from unaudited financial information.

Special Note Concerning Forward-Looking Statements

This press release contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business, including the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations to be issued thereunder; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected outcomes of existing or new litigation involving the Company; and (x) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.